Exhibit 10.32

GUARANTY AND COLLATERAL AGREEMENT

(APPLEBEE’S HOLDINGS LLC)

THIS GUARANTY AND COLLATERAL AGREEMENT (this “Agreement”) is made and entered into as of November 29, 2007, by and among APPLEBEE’S HOLDINGS LLC, a Delaware limited liability company (the “Guarantor”), APPLEBEE’S ENTERPRISES LLC, a Delaware limited liability company (the “Master Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Indenture Trustee”).

This Agreement constitutes the entire and full agreement of the parties with respect to the subject matter hereof. Capitalized terms used but not defined herein are defined in (or incorporated by reference into) the Base Indenture (the “Base Indenture”), dated as of the date hereof, by and among APPLEBEE’S RESTAURANTS NORTH LLC, a Delaware limited liability company, APPLEBEE’S RESTAURANTS MID-ATLANTIC LLC, a Delaware limited liability company, APPLEBEE’S RESTAURANTS WEST LLC, a Delaware limited liability company, APPLEBEE’S RESTAURANTS VERMONT, INC., a Vermont corporation, APPLEBEE’S RESTAURANTS TEXAS LLC, a Texas limited liability company, APPLEBEE’S RESTAURANTS INC., a Kansas corporation, APPLEBEE’S RESTAURANTS KANSAS LLC, a Kansas limited liability company (collectively, the “Restaurant Holders”), the Master Issuer, APPLEBEE’S IP LLC, a Delaware limited liability company (the “IP Holder”) (each of the Master Issuer, the IP Holder and the Restaurant Holders is a “Co-Issuer” and are, collectively, the “Co-Issuers”), and the Indenture Trustee, as amended and supplemented by the series supplement relating to the Series 2007-1 Notes and any other Series of Notes issued pursuant thereto (each, a “Series Supplement”, and together with the Base Indenture, the “Indenture”).

PRELIMINARY STATEMENT

WHEREAS, the Co-Issuers may issue one or more Series of Notes pursuant to the Indenture on and after the Closing Date; and

WHEREAS, the issuance of any Series of Notes pursuant to the Indenture is conditioned upon, among other things, the Guarantor’s guaranty of the Co-Issuers’ obligations under the Indenture, the Notes and the other Transaction Documents (other than Leases) to which the Co-Issuers are parties as provided herein.

NOW, THEREFORE, in consideration of the foregoing preliminary statement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is hereby agreed as follows:

ARTICLE I
GUARANTY

Section 1.1                                      Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees (the “Guaranty”) the obligations of each of the Co-Issuers under the Indenture, all Notes issued thereunder and the other Transaction Documents (other than Leases) to which the Co-Issuers are parties (the “Guaranteed Obligations”). The Guaranty shall be a continuing and irrevocable guaranty of payment of all amounts due by each of the Co-Issuers of the Guaranteed Obligations, and the Guarantor shall remain liable on its obligations hereunder until the payment in full of any amounts due thereunder. The Guarantor hereby represents that it has all requisite limited liability company power and authority to undertake its obligations set forth in this Section 1.1 and to guaranty the full and prompt payment of any of the Co-Issuers in respect of the Guaranteed Obligations.

Section 1.2                                      Liability of Guarantor Absolute. The Guarantor agrees that its obligations under the Guaranty are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:  (a)  the obligations of the Guarantor hereunder are independent of the obligations of the Co-Issuers under the Indenture, the Notes or any other Transaction Documents; and (b) the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including without limitation, the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising at law, in equity or otherwise) with respect to any failure of any of the Co-Issuers under the Indenture or under any of the other Transaction Documents; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from any of the terms or provisions (including, without limitation, provisions relating to events of default) of the other Transaction Documents; (iii) any amendment to the documents governing the formation or organization and operation of the Securitization Entities or the consent of any Co-Issuer to any such amendment; or (iv) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 1.3                                      Waivers by the Guarantor. The Guarantor agrees not to assert, and hereby waives, all rights (whether by counterclaim, set-off or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be used by the Guarantor to avoid performance hereunder, including but not limited to:  (a) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Co-Issuer including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Transaction Documents or by cessation of liability of any Co-Issuer for any cause other than the full performance of all obligations of such Co-Issuer set forth in the Transaction Documents and payment in full of all amounts due thereunder; (b) any defense based on any Co-Issuer’s errors or omissions in the performance of its obligations or payment of amounts due under the Transaction Documents;  (c) any defenses or benefits that may be derived from or afforded by law that would limit the liability of or exonerate the Guarantor, (d) any legal or equitable discharge of the Guarantor’s obligations hereunder; (e) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof;  (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under any of the other Transaction Documents; and (g) any rights to set-offs, recoupments and counterclaims.

Section 1.4                                      Payments, Etc. No payment made by any of the Co-Issuers, the Guarantor, any other guarantor or any other Person or received or collected by the Indenture Trustee or any other Secured Party from any of the Co-Issuers, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Guaranteed Obligations or any payment received or collected from the Guarantor in respect of the Guaranteed Obligations), remain liable hereunder for the Guaranteed Obligations up to the maximum liability of the Guarantor hereunder until all of the Notes and other Guaranteed Obligations have been indefeasibly paid in full.

Section 1.5                                      No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set off or application of funds of the Guarantor by the Indenture Trustee or any other Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Indenture Trustee or any other Secured Party against the Co-Issuers or any other guarantor or any collateral security or guarantee or right of offset held by the Indenture Trustee or any other Secured Party for the payment of the Guaranteed Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Co-Issuers or any other guarantor in respect of payments made by the Guarantor hereunder, until all of the Notes and other Guaranteed Obligations have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Indenture Trustee and the other Secured Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Indenture Trustee in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Indenture Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Indenture Trustee may determine in accordance with the Indenture.

Section 1.6                                      Reinstatement. The guarantee contained in this ARTICLE I shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Indenture Trustee or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Co-Issuers or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Co-Issuers or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

ARTICLE II
PLEDGE

Section 2.1                                      Pledge.         To secure its obligations under the Guaranty above, the Guarantor hereby pledges and collaterally grants and assigns to the Indenture Trustee (the “Pledge”) a continuing security interest in all of its assets, including its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, in all securities, loans, investments, accounts, chattel paper, money, deposit accounts, instruments, financial assets, documents, investment property, general intangibles, letter of credit rights, and other supporting obligations (in each case, as defined in the UCC), and other property of any type or nature in which the Guarantor has an interest, relating thereto and all proceeds with respect to the foregoing (the “Pledged Collateral”). Such Pledged Collateral shall include, but is not limited to the Guarantor’s 100% membership interest in the Master Issuer.

Section 2.2                                      Further Assurances. Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time, the Guarantor shall execute and deliver to the Indenture Trustee all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Perfection Documents”) in form and substance reasonably satisfactory to the Indenture Trustee, and take such other action which the Indenture Trustee may request, to perfect and continue perfected and to create and maintain the first priority status of the Indenture Trustee’s security interest hereunder in the Pledged Collateral. The Guarantor hereby authorizes the Indenture Trustee to file any financing statement it reasonably deems necessary or advisable to perfect the security interests granted herein and such financing statements may describe the collateral in any manner Indenture Trustee reasonably deems necessary or advisable. Following the occurrence and during the continuance of an Event of Default, the Guarantor hereby irrevocably makes, constitutes and appoints the Indenture Trustee (and any of the Indenture Trustee’s officers or employees or agents designated by the Indenture Trustee) as the Guarantor’s true and lawful attorney with power to sign the name of the Guarantor on all or any of the Perfection Documents which the Indenture Trustee determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Indenture Trustee’s security interest hereunder in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Guaranteed Obligations have been indefeasibly paid in full or otherwise terminated in accordance with the Indenture and/or the Notes.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Guarantor  makes the following representations and warranties to the Indenture Trustee which shall be continuing representations and warranties so long as any Guaranteed Obligation shall remain outstanding and unsatisfied or could become due or unsatisfied:

Section 3.1                                      Organization and Good Standing. The Guarantor (i) is a limited liability company or a corporation, duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign limited liability company or corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations hereunder make such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (iii) has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and to perform its obligations under this Agreement and any other Transaction Document to which it is a party.

Section 3.2                                      Power and Authority; No Conflicts. The execution and delivery by the Guarantor of this Agreement and any other Transaction Document to which it is a party and its performance of, and compliance with, the terms hereof and any other Transaction Document to which it is a party are within the power of the Guarantor and have been duly authorized by all necessary limited liability company or corporate action on the part of the Guarantor. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated to be consummated by the Guarantor, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a breach or default) under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Guarantor or its properties, or the organizational documents and agreements of the Guarantor, or any of the provisions of any material indenture, mortgage, lease, contract or other instrument to which the Guarantor is a party or by which it or its property is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, leases, contract or other instrument.

Section 3.3                                      Consents. The Guarantor is not required to obtain the consent of any other party or the consent, license, approval or authorization of, or, except for the filing of financing statements, registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance by the Guarantor of this Agreement and any other Transaction Document to which it is a party, or the validity or enforceability of this Agreement and any other Transaction Document to which it is a party.

Section 3.4                                      Due Execution and Delivery. This Agreement and any other Transaction Document to which it is a party has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding instrument enforceable against the Guarantor in accordance with its terms (subject to applicable insolvency laws and to general principles of equity).

Section 3.5                                      Due Qualification. The Guarantor has obtained or made all material licenses, registrations, consents, approvals, waivers and notifications of creditors, lessors and other Persons, in each case, in connection with the execution and delivery of this Agreement and any other Transaction Document to which it is a party by the Guarantor, and the consummation by the Guarantor of all the transactions herein contemplated to be consummated by the Guarantor and the performance of its obligations hereunder and under any other Transaction Document to which it is a party.

Section 3.6                                      Good Title. The Guarantor has good title to the Pledged Collateral pledged by it, free and clear of all Liens and contractual restrictions other than Permitted Liens and those in favor of the Indenture Trustee. None of the Pledged Collateral shall be subject to any option to purchase or similar right of any Person, expect as permitted under the Indenture, the Notes or any other Transaction Documents. The security interest in the Pledged Collateral granted to the Indenture Trustee pursuant to this Agreement constitutes a valid and perfected first priority security interest and Lien subject to the Lien of no other Person other than Permitted Liens.

Section 3.7                                      Equity Interest. The capital stock, shares, securities, membership interests, partnership interests and other ownership interests (collectively, the “Pledged Equity Interests”) constituting the Pledged Collateral constitute and shall at all times constitute one hundred percent (100%) of the issued and outstanding capital stock, membership interests, partnership interests or other ownership interests, as applicable, of the Guarantor in the Master Issuer.

Section 3.8                                      No Restriction. There are no restrictions upon the creation and perfection of a security interest on the Pledged Collateral as of the Closing Date that have not been duly waived and the Guarantor has the power and authority and right to create and perfect such security interest the Pledged Collateral owned by the Guarantor free of any encumbrances other than Permitted Liens and without obtaining the consent of any other Person which consent has not been duly obtained.

ARTICLE IV
COVENANTS

Section 4.1                                      No Adverse Action. The Guarantor shall not take or permit to be taken any action which could reasonably be expected to have a material adverse effect on the aggregate value of the Pledged Collateral or on the security interests created hereby.

Section 4.2                                      Defense. The Guarantor shall defend the Pledged Collateral against all Persons at any time claiming any interest therein.

Section 4.3                                      Compliance with Law. The Guarantor shall comply with all applicable law in respect of the Pledged Collateral unless any noncompliance would not individually or in the aggregate result in a Material Adverse Effect.

Section 4.4                                      Taxes. The Guarantor shall pay any and all material taxes, duties, fees or imposts of any nature imposed by any Governmental Authority on any of the Pledged Collateral, except (i) to the extent contested in good faith if a reserve with respect thereto has been provided on its books in conformity with GAAP, where applicable and (ii) other past due or delinquent taxes at any time in an aggregate amount of less that $100,000.

Section 4.5                                      Additional Collateral. To the extent, following the date hereof, the Guarantor acquires additional assets constituting Pledged Collateral, such additional Pledged Collateral shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Indenture Trustee and the Guarantor shall thereupon deliver to the Indenture Trustee any documents necessary to implement the provisions and purposes of this Agreement as the Indenture Trustee may reasonably request. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Indenture Trustee shall attach to the Guarantor’s ownership interests to the extent provided in this Agreement immediately upon the Guarantor’s acquisition of rights therein and shall not be affected by the failure of the Guarantor to deliver any related documentation as required hereby.

Section 4.6                                      No Transfer; No Lien. During the term of this Agreement, the Guarantor shall not (i) sell, assign, replace, convert, retire, transfer or otherwise dispose of all or any portion of its Pledged Collateral in a manner that violates this Agreement, provided that the Guarantor shall be permitted at any time to distribute its interest in the IHOP Residual Certificate to Applebee’s International, Inc., nor (ii) create, incur, assume or suffer to exist any Lien on the Pledged Collateral except Permitted Liens and the Indenture Trustee’s Lien granted by this Agreement.

Section 4.7                                      Indebtedness. The Guarantor shall not incur Debt except as expressly permitted under the terms and provisions of this Agreement, the Indenture and any other Transaction Document.

Section 4.8                                      Maintenance of Office. The Guarantor will maintain an office or agency (which may be an office of the Indenture Trustee, the Registrar or co-registrar) in the United States where notices and demands to or upon the Guarantor in respect of this Agreement may be served. The Guarantor will give prompt written notice to the Indenture Trustee and each Insurer of the location, and any change in the location, of such office or agency. If at any time the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee and each Insurer with the address thereof, such presentations, surrenders, notices and demands may be made or served c/o the Indenture Trustee at the Corporate Trust Office and the Guarantor hereby designates the applicable Corporate Trust Office as one such office or agency of the Guarantor.

Section 4.9                                      Covenants in Base Indenture. The Guarantor acknowledges the terms and provisions of the Base Indenture and acknowledges that it is a Securitization Entity as defined thereunder. The Guarantor, as a Securitization Entity, agrees to be bound by the terms and provisions thereof which purport to limit the actions of the Securitization Entities, to the same extent as if fully set forth herein, including without limitation the covenants set forth in Sections 7.7, 7.8 and 7.9 of the Base Indenture. The Guarantor further agrees to observe the covenants set forth in Section 7.13 of the Base Indenture to the same extent as if it were a Co-Issuer, including without limitation the covenants regarding maintenance of separate existence, and to take, or refrain from taking as the case may be, each action that is required to be taken or not taken on its part in order for the representations and warranties set forth in Section 7.12 of the Base Indenture to be true and correct with respect to the Guarantor.

Section 4.10                                Further Assurances.

(a)                                  The Guarantor will do such further acts and things, and execute and deliver to the Indenture Trustee and the Insurers, upon the request of the Aggregate Controlling Party, such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Indenture Trustee in the Pledged Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of this Agreement or the other Transaction Documents or to better assure and confirm unto the Indenture Trustee and the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Guarantor intends the security interests granted pursuant to this Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Pledged Collateral, and the Guarantor shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee for the benefit of the Secured Parties, a first lien on and a first priority, perfected security interest in the Pledged Collateral (except with respect to Permitted Liens). If the Guarantor fails to perform any of its agreements or obligations under this Section 4.10, the Indenture Trustee may perform such agreement or obligation, and the expenses of the Indenture Trustee incurred in connection therewith shall be payable by the Guarantor upon the Indenture Trustee’s demand therefor. The Indenture Trustee is hereby authorized to execute and file without the signature of the Guarantor to the extent permitted by applicable law any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Indenture Trustee’s security interest in the Pledged Collateral.

(b)                                 If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Indenture Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Indenture Trustee and delivered to the Indenture Trustee promptly.

Section 4.11                                Legal Name, Location Under Section 9-301 or 9-307.  The Guarantor shall not change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Indenture Trustee, each Insurer and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that a  Guarantor desires to so change its location or change its legal name, the Guarantor will make any required filings and prior to actually changing its location or its legal name the Guarantor will deliver to the Indenture Trustee and each Insurer (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Indenture Trustee on behalf of the Secured Parties in the Pledged Collateral under Article 9 of the applicable UCC or other applicable law in respect of the new location or new legal name of the Guarantor and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 4.12                                Stamp, Other Similar Taxes and Filing Fees. The Guarantor shall indemnify and hold harmless the Indenture Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Transaction Document or any Pledged Collateral. The Guarantor shall pay, indemnify and hold harmless each Secured Party against, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement or any other Transaction Document.

ARTICLE V
REMEDIAL PROVISIONS

Section 5.1                                      Rights of Aggregate Controlling Party and Indenture Trustee upon Event of Default.

(a)                                  Proceedings To Collect Money. In case the Guarantor shall fail forthwith to pay such amounts due on this Agreement upon such demand, the Indenture Trustee (at the direction of the Aggregate Controlling Party), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Guarantor and collect in the manner provided by law out of the property of the Guarantor, wherever situated, the moneys adjudged or decreed to be payable.

(b)                                 Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Indenture Trustee, at the direction of the Aggregate Controlling Party pursuant to an Aggregate Controlling Party Order, shall:

(i)                                      proceed to protect and enforce its rights and the rights of the other Secured Parties, by such appropriate Proceedings as the Indenture Trustee (at the direction of the Aggregate Controlling Party) or the Aggregate Controlling Party shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Agreement or any other Transaction Document or by law, including any remedies of a secured party under applicable law;

(ii)                                   (A) direct the Guarantor to exercise (and the Guarantor agrees to exercise) all rights, remedies, powers, privileges and claims of the Guarantor against any party to any Transaction Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to the Guarantor, and any right of the Guarantor to take such action independent of such direction shall be suspended, and (B) if (x) the Guarantor shall have failed, within ten (10) Business Days of receiving the direction of the Indenture Trustee (given at the direction of the Aggregate Controlling Party), to take commercially reasonable action to accomplish such directions of the Indenture Trustee, (y) the Guarantor refuses to take such action or (z) the Aggregate Controlling Party reasonably determines that such action must be taken immediately, take such previously directed action (and any related action as permitted under this Agreement thereafter determined by the Indenture Trustee or the Aggregate Controlling Party to be appropriate without the need under this provision or any other provision under this Agreement to direct the Guarantor to take such action);

(iii)                                institute Proceedings from time to time for the complete or partial foreclosure of this Agreement or, to the extent applicable, any other Transaction Document, with respect to the Pledged Collateral; provided that the Indenture Trustee shall not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder and title to such property shall instead be acquired in an entity designated and (unless owned by a third party) controlled by the Aggregate Controlling Party; and/or

(iv)                               sell all or a portion of the Pledged Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee shall not proceed with any such sale without the prior written consent of the Aggregate Controlling Party and the Indenture Trustee will provide notice to the Guarantor and each Holder of Notes of a proposed sale of Pledged Collateral.

(c)                                  Sale of Pledged Collateral. In connection with any sale of the Pledged Collateral hereunder (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement or any other Transaction Document:

(i)                                      the Indenture Trustee and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii)                                   the Indenture Trustee (at the direction of the Aggregate Controlling Party) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)                                all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Guarantor of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against the Guarantor, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Guarantor or its successors or assigns; and

(iv)                               the receipt of the Indenture Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(d)                                 Application of Proceeds. Any amounts obtained by the Indenture Trustee on account of or as a result of the exercise by the Indenture Trustee of any right hereunder shall be held by the Indenture Trustee as additional collateral for the repayment of the Guaranteed Obligations, shall be deposited into the Collection Account and shall be applied as provided in Articles X and XI of the Base Indenture; provided, however, that unless otherwise provided in this Article V or Article V to the Base Indenture, with respect to any distribution to any Series of Notes, notwithstanding the provisions of

Articles X and XI of the Base Indenture, such amounts shall be distributed sequentially in order of alphabetical designation and pro rata among each Series of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Series.

(e)                                  Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Pledged Collateral, the Indenture Trustee shall have all of the rights and remedies of a secured party under the UCC and similar laws as enacted in any applicable jurisdiction.

(f)                                    Proceedings. The Indenture Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Indenture Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(g)                                 Power of Attorney. To the fullest extent permitted by applicable law, the Guarantor hereby grants to the Indenture Trustee an absolute and irrevocable power of attorney, upon the occurrence and during the continuance of an Event of Default, (i) to sign the name of the Guarantor on all or any of the Perfection Documents which the Indenture Trustee determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Indenture Trustee’s security interest hereunder in the Pledged Collateral in any jurisdiction, and (ii) to sign any document which may be required by the United States Patent and Trademark Office, United States Copyright Office, any similar office or agency in each foreign country in which any IP Asset is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any IP Asset, and record the same.

Section 5.2                                      Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, the Guarantor for itself and for any Person who may claim through or under it hereby:

(a)                                  agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of this Agreement, (ii) the sale of any of the Pledged Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)                                 waives all benefit or advantage of any such laws;

(c)                                  waives and releases all rights to have the Pledged Collateral marshaled upon any foreclosure, sale or other enforcement of this Agreement; and

(d)                                 consents and agrees that, subject to the terms of this Agreement, all the Pledged Collateral may at any such sale be sold by the Indenture Trustee as an entirety or in such portions as the Indenture Trustee may (upon direction by the Aggregate Controlling Party) determine.

Section 5.3                                      Limited Recourse. Notwithstanding any other provision of this Agreement, any Insurance Agreement or any other Transaction Document or otherwise, the liability of the Guarantor to the Secured Parties under or in relation to this Agreement, any Insurance Agreement or any other Transaction Document or otherwise, is limited in recourse to the Pledged Collateral. The Pledged Collateral having been applied in accordance with the terms hereof, none of the Secured Parties shall be entitled to take any further steps against the Guarantor to recover any sums due but still unpaid hereunder or under any of the other agreements or documents described in this Section 5.3, all claims in respect of which shall be extinguished.

Section 5.4                                      Optional Preservation of the Pledged Collateral. If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 5.4 of the Base Indenture following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee, at the direction of the Aggregate Controlling Party pursuant to an Aggregate Controlling Party Order, shall elect to maintain possession of such portion, if any, of the Pledged Collateral as the Aggregate Controlling Party shall in its discretion determine.

Section 5.5                                      Control by the Aggregate Controlling Party. Notwithstanding any other provision hereof, the Aggregate Controlling Party may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercise any trust or power conferred on the Indenture Trustee; provided that:

(a)                                  such direction of time, method and place shall not be in conflict with any rule of law or with this Agreement;

(b)                                 the Aggregate Controlling Party may take any other action deemed proper by the Aggregate Controlling Party that is not inconsistent with such direction (as the same may be modified by the Aggregate Controlling Party); and

(c)                                  such direction shall be in writing;

provided further that, subject to Section 6.1 of the Base Indenture, the Indenture Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided in the Base Indenture. The Indenture Trustee shall take no action referred to in this Section 5.5 unless instructed to do so by the Aggregate Controlling Party.

Section 5.6                                      The Indenture Trustee May File Proofs of Claim. The Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the applicable Insurer or the Guarantor, its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to any other Secured Party, to pay the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.6 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.6 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Guaranteed Obligations or the rights of any other Secured Party, or to authorize the Indenture Trustee to vote in respect of the claim of any Secured Parties in any such proceeding.

Section 5.7                                      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Indenture Trustee for any action taken or omitted by it as a Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.7 does not apply to a suit by the Indenture Trustee, a suit by the Aggregate Controlling Party, or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 5.8                                      Restoration of Rights and Remedies. If the Indenture Trustee or any other Secured Party has instituted any Proceeding to enforce any right or remedy under this Agreement or any other Transaction Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such other Secured Party, then and in every such case the Indenture Trustee and any such other Secured Party shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 5.9                                      Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement or any other Transaction Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10                                Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, the Aggregate Controlling Party or of any other Secured Party to exercise any right or remedy accruing upon any Partial Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Partial Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE V or by law to the Indenture Trustee, the Aggregate Controlling Party or to any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture or this Agreement, and as often as may be deemed expedient, by the Indenture Trustee, the Aggregate Controlling Party or by any other Secured Party, as the case may be.

Section 5.11                                Waiver of Stay or Extension Laws. The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or any other Transaction Document; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee or the Aggregate Controlling

Party, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.12                                Remedies with respect to Pledged Equity Interests.

(a)                                  The Guarantor hereby irrevocably constitutes and appoints the Indenture Trustee as the proxy and attorney in fact of the Guarantor with respect to the Pledged Collateral, including the right, from and after an Event of Default, to vote the Pledged Equity Interests, with full power of substitution to do so. The appointment of the Indenture Trustee as proxy and attorney-in-fact is coupled with an interest and shall be irrevocable until all Notes under the Indenture and all other Guaranteed Obligations have been indefeasibly paid in full. In addition to the right to vote the Pledged Equity Interests, the appointment of the Indenture Trustee as proxy and attorney-in-fact shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity Interests would be entitled (including giving or withholding written consents of members, calling special meetings of members and voting at such meetings). Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity Interests on the record books of the issuer thereof) by any person (including the issuer of the Pledged Equity Interests or any officer or the indenture trustee thereof), upon the occurrence of an Event of Default. Notwithstanding the foregoing, the Indenture Trustee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

(b)                                 If, at any time when the Indenture Trustee shall determine to exercise its right to sell the whole or any part of the Pledged Equity Interests hereunder and such Pledged Equity Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), the Indenture Trustee may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Equity Interests or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to purchasers each of whom is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Equity Interests or any part thereof.

(c)                                  The Guarantor acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Indenture Trustee shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit any Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if the Guarantor and such Pledged Entity would agree to do so.

ARTICLE VI
MISCELLANEOUS

Section 6.1                                      Third-Party Beneficiary. Each Insurer shall constitute an express third-party beneficiary of this Agreement.

Section 6.2                                      Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.3                                      Successors and Assigns. All covenants and agreements in this Agreement by the Guarantor shall bind its successors and assigns, whether so expressed or not. Any assignment of this Agreement without the written consent of each Series Controlling Party shall be null and void.

Section 6.4                                      Separability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.5                                      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 6.6                                      Submission to Jurisdiction. The parties hereto irrevocably submit to the nonexclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and the parties hereto irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The parties hereto irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor and Master Issuer each irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of its Delaware registered agent. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 6.7                                      Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this instrument to be executed this 29th day of November, 2007.

APPLEBEE’S HOLDINGS LLC,
as Guarantor

By:	/s/ Carin Stutz
Name:	Carin Stutz
Title:	President

APPLEBEE’S ENTERPRISES LLC,
as Master Issuer

By:	/s/ Carin Stutz
Name:	Carin Stutz
Title:	President

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Indenture Trustee

By:	/s/ Melissa Philibert
Name:	Melissa Philibert
Title:	Vice President

[SIGNATURE PAGE TO GUARANTY]